EXHIBIT 10.9


                              EMPLOYMENT AGREEMENT


                               GEORGE A. LAMBERTH

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                              EMPLOYMENT AGREEMENT

This Employment Agreement ("Agreement") dated as of the 11th day of November 1997 (the "Commencement Date"), between Minnesota Corn Processors ("Company") and George A. Lamberth ("Employee").

The Company and the Employee agree as follows:

            1. EMPLOYMENT CAPACITY. The Employee will serve as Chief Operating Officer of Minnesota Corn Processors ("MCP") and Chief Executive Officer of Liquid Sugars, Inc. ("LSI") from the Commencement Date until the later of (i) December 31, 1999, unless it is terminated earlier under Section 6 of this Agreement, or (ii) such later date that is agreed upon in writing by the Company and Employee (the "Employment Term").

            2. TERM OF AGREEMENT. The term of this Agreement shall commence on the Commencement Date and shall continue through the later to occur of (i) December 31, 1999, unless it is terminated earlier under Article 6 of this Agreement, or such later date that the Company and Employee agree on in writing provided, however, that neither the Company nor Employee shall have any obligation or commitment to agree to an extension of the term of this Agreement. If the contract is still in effect in December 1998, then during the month of December 1998 Company will extend the term of this agreement for one additional year and if, in its sole discretion, it decides to extend the term of the Agreement, and further assuming that Employee is agreeable to such extension, the Company and Employee will enter into a written amendment to this Agreement that will provide such extension. Assuming this Agreement is extended, the company will follow the same procedure in each succeeding December during which this agreement is extant. Following the termination of this Agreement, each party shall have the right to enforce all rights, and shall be bound by all obligations undertaken by such party pursuant to this Agreement.

            3. DEVOTION TO RESPONSIBILITIES. During the Employment Term, the Employee shall devote all of his time and attention during normal business hours to the business of the Company, and he will engage in or be employed by any other business activity or business, whether or not such business activity or business is for gain, profit or other pecuniary advantage; provided, however, that nothing herein contained shall prohibit the Employee from (i) serving as a member of the Board of Directors, Board of Trustees of the like of any for profit or non-profit entity, or performing services of any type for any civic or community entity, whether or not the Employee receives compensation therefore,
(ii) investing his assets in such form or manner as will require no more than nominal services on

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the part of the Employee in the operation of the business of the entity in which such investment is made, and (iii) serving in various capacities with, and attending meetings of, industry or trade groups and associations, including without limitation the industry or trade groups and associations, including without limitation the industry or trade groups and associations with which the Employee is currently involved, as long as the Employee's engaging in any one or more of the activities permitted by virtue of clauses (i), (ii) and (iii) above does not or do not materially and unreasonably interfere with the ability of the Employee to perform the services and discharge the responsibilities required of him under this Agreement.

            4. ANNUAL SALARY - BENEFITS. The Company will provide the Employee with the compensation and benefits described below:

                        a. SALARY. An annual salary during the Employment Term of $175,000 ("Annual Base Compensation") as may be adjusted from time to time in accordance with paragraph 4(a), payable to the Employee in accordance with the normal payroll cycle. Salary and performance reviews will be conducted on April 1st of each year of possible salary increases.

                        b. VACATION. Employee shall be entitled to two (2) weeks vacation per year and an additional two (2) weeks of paid leave.

                        c. INCENTIVE COMPENSATION. Employee shall be eligible for the annual discretionary bonus program.

                        d. 401(k) PLAN. Employee will be eligible to participate in the 401(k) Plan as per 401(k) plan policy.

                        e. KEY EMPLOYEE MANAGEMENT STOCK PURCHASE PROGRAM. Employee will be eligible to participate at the 10,000 bushel level in this program.

                        f. INSURANCE BENEFITS. Employee shall be eligible for insurance benefits on the 31st day of employment.

                        g. INTERIM EXPENSES. MCP will reimburse interim living expenses (hotel, motel, phone, travel, etc.) for any initial period spent working in Marshall, Minnesota.

                        h. ANNUITY. The Company shall reimburse the employee approximately $13,000 each year in payment of the premium for an existing universal benefit policy.


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                        i. OTHER BENEFITS. The Company shall include Employee
among those persons for whom the Company provides other benefits during the Employment Term.

            5. EXPENSES. The Employee will be reimbursed for reasonable out-of-pocket expenses incurred from time to time on behalf of the Company or any subsidiary in the performance of his duties under this Agreement, upon the presentation of such supporting invoices, documents and forms as the Company reasonably requests.

            6. TERMINATION.

                        a. GROUNDS FOR TERMINATION DURING THE EMPLOYMENT TERM. This Agreement shall terminate prior to the expiration of the Employment Term in the event that at any time during such Employment Term:

                                    (1) Employee dies, or

                                    (2) Employee becomes "disabled," or

                                    (3) The Board of Directors of the Company
                        notifies Employee in writing that the Agreement is being terminated for "cause," or

                                    (4) The Board of Directors of the Company
                        elects to terminate this Agreement without "cause" and notifies Employee in writing of such election,

                                    (5) Employee elects to terminate this
                        Agreement and notifies the Company in writing of such election.

If this Agreement is terminated pursuant to subsection (1), (2), (3) or (4) of this Section, such termination shall be effective immediately. If this Agreement is terminated pursuant to subsection a(5) of this Section, such termination shall be effective thirty (30) days after delivery of the notice of termination.

                        b. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                                    (1) "Cause" shall mean Employee (i) has
                        engaged in any willful and material misconduct, including willful and material failure to perform his duties as an officer or employee of the Company, and has failed to cure such default within thirty

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                        (30) days after receipt of written notice of such
                        conduct from the Company, or (ii) has committed fraud, misappropriation or embezzlement with the Company's business or assets, or (iii) has been convicted or pleaded nolo contendere to criminal misconduct (excluding misdeamors or traffic violations), or (iv) has used narcotics, liquor or illicit drugs resulting a detrimental effect on the performance of his employment responsibilities.

                                    (2) "Disability" shall mean that this
                        Agreement and Employee's employment shall terminate if Employee sustains a disability which is serious enough that he is not able to perform the essential functions of his job, with our without reasonable accommodations, as defined by various state and federal disability laws. Employee shall be presumed to have such a disability for the purpose of this Agreement if Employee qualifies, because of injury, illness or incapacity, to begin receiving disability income insurance payments under the long term disability income insurance policy that Company maintains for the benefit of its officers generally. If there is no such policy in effect at the date of the Employee's injury, illness or incapacity, Employee shall be presumed to have such a disability for the purpose of this Agreement if Employee is substantially incapable of performing his duties for a period of more than twelve (12) weeks.

                        c. TERMINATION OF EMPLOYMENT AFTER THE EMPLOYMENT TERM. Upon expiration of the Employment Term, Employee's employment by the Company may be terminated with or without cause by the Board of Directors of the Company by providing notice to Employee.

                        d. EFFECT OF TERMINATION. Notwithstanding the termination of employment hereunder, Employee, in consideration of his employment hereunder to the date of such termination, shall remain bound by the provisions of this Agreement which specifically relate to periods, activities or obligations upon or subsequent to the termination of Employee's employment.

                        e. SEVERANCE PAYMENT. If Employee's employment is terminated by the Company during the Employment Term pursuant to Section 6.a(11), the Company shall pay to Employee a cash severance payment equal to his weekly compensation rate, times the number of weeks between the date of termination of employment and (last day of Employment Term). It is understood and agreed that no severance payment shall be due in the event employment is terminated (i) during the Employment Term as provided in Section 6.a(1), (2),
(3), or (5), or (ii) for any reason on or after (last day of Employment Term) in which case Employee's right to salary and benefits shall immediately terminate, except as may be otherwise provided by applicable law.


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            7. TRADE SECRETS, ETC. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data (including without limitation all financial information) relating to the Company or any of its subsidiaries or corporate affiliates and their respective business and operations, which shall have been obtained by the Employee during the Employee's employment (whether prior to or after the Commencement Date) and which shall not have become public knowledge (other than by acts of the Employee or any of his representatives in violation of this Agreement). At the end of the Employment Term, the Employee agrees (i) not, without the prior written consent of the Company or as may be otherwise required by law or legal process, to communicate or divulge any such information, knowledge or data to any party other than the Company and (ii) to deliver promptly to the Company any confidential information, knowledge or data in his possession, whether produced by the Company or any of is subsidiaries and corporate affiliates or by the Employee, that related to the corporate affiliates or by the Employee, that related to the business of the Company or any of its subsidiaries and joint ventures or any past, current or prospective activity of the Company or any of its subsidiaries and joint ventures during the term of this Employment Agreement, then Employee shall likewise hold such in a fiduciary capacity and shall return such confidential data. In either event, the Employee shall be permitted to retain copies of such data as are necessary in order to enable the Employee to assert any rights under this Agreement, provided that such data shall be used solely for such purpose.

            8. CUSTOMER LISTS. The Employee recognizes and acknowledges that any written list or lists of the customers of the Company or any of its subsidiaries and joint ventures ("customer lists"), such as customer lists may exist from time to time, are valuable, special and unique assets of the Company. The Employee agrees that he will not use for his own personal benefits or disclose such customer lists to any person, firm, corporation, association or other entity for any such reason or purpose whatsoever.

            9. INJUNCTIVE RELIEF. In the event of a breach or threatened breach by the Employee of the provisions of section 8 and 10 of this Agreement during or after the term of this Agreement, the Company shall be entitled to injunctive relief restraining the Employee from violation of such paragraph. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedy at law or in equity it may have in the event of breach or threatened breach of the Agreement by the Employee.

            10. BINDING EFFECT.

                        a. This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.


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                        b. This Agreement is personal to the Employee and shall
not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

                        c. The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressively this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

            11. EXPENSES RELATING TO ENFORCEMENT OF RIGHTS. If either party shall successfully seek to enforce any provision of this Agreement or to collect any amount claimed to be due hereunder, each successful party shall be entitled to be reimbursed by the other party for any and all of its out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with such enforcement and/or collection.

            11. NOTICES. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:

                        If to the Company, addressed to:

                                    Minnesota Corn Processors
                                    901 North Highway 59
                                    Marshall, Minnesota 56258-2744

                        If to the Employee, addressed to:

                                    George A. Lamberth
                                    9979 Mangos Drive
                                    San Ramon, California 94583

or such other address as to which any party thereto may have notified the other in writing.


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            13. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota.

            14. ENTIRE AGREEMENT AND GOVERNING LAW. This Agreement and Governing Law and the documents referred to herein, contain or refer to the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company and supersedes and replaces all previous agreements and discussions relating to similar subjects between the Employee and the Company. No provision of their Agreement may be modified or amended except by an instrument in writing signed by or for both parties hereto and on behalf of the Company, such modification must be signed by the President of the Company.

            15. SEVERABILITY. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term of the provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

            16. WAIVER OF BREACH. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

            17. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, the breach thereof, Employee's employment with the Company, or the termination thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (AAA), and judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. To select an arbitrator, each party shall strike a name from the list submitted by AAA with the grieving party striking first. The arbitrators will not have the power to add to or ignore any of the terms and conditions of this Agreement. His decision shall not go beyond what is necessary for the interpretation and application of this Agreement and obligations of the parties under this Agreement. The cost of such arbitration, but not attorneys' fees, will be paid by the losing party.

            18. BENEFICIARIES. Whenever this Agreement provides for any payment to be made to the Employee or his estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to redesignate any beneficiary to beneficiaries by written notice to the Company.


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            19. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original all of which together shall constitute one and the same instrument.






                                MINNESOTA CORN PROCESSORS


                                By: /s/ L. Daniel Thompson          11-18-97
                                Name: L. Daniel Thompson            Date
                                Title: President



                                EMPLOYEE:


                                By: /s/ George A. Lamberth          11-18-97
                                Name: George A. Lamberth            Date